UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2019
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California
94041
(Address of principal executive offices, including zip code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On September 12, 2019, Michael Speiser, a Class II director, resigned from the Board of Directors (including the Compensation and Audit Committees) of Pure Storage, Inc. (“Pure”), effective immediately. Mr. Speiser informed Pure that his decision to resign as a director was not due to any disagreements with Pure on any matter relating to Pure’s operations, policies or practices.

(d)

On September 12, 2019, the Board appointed Andrew Brown as a Class II director to fill the vacancy created by Mr. Speiser’s resignation, effective immediately. Mr. Brown’s term as a member of the Board will expire at the meeting of stockholders to be held in 2020, at which time he is expected to stand for re-election.

Mr. Brown was granted a restricted stock unit award for 33,803 shares of Pure’s Class A common stock. The award will vest as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter, subject to his continued service on the Board on the vesting dates. Mr. Brown was also granted a pro-rata restricted stock unit award for 9,930 shares of the Pure’s Class A common stock. The award will vest on the day prior to the Company’s next annual stockholder meeting, subject to his continued service on the Board on such date. The award is subject to the terms and conditions of Pure's 2015 Equity Incentive Plan and the related award agreement. Furthermore, Mr. Brown is also entitled to an annual cash retainer for his service on the Board in accordance with Prue's director compensation policy.

In connection with his appointment to the Board, Mr. Brown will execute Pure's standard form of indemnity agreement for directors, which was filed as Exhibit 10.8 to Pure's Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 26, 2018.

There is no arrangement or understanding between Mr. Brown and any other person pursuant to which Mr. Brown was elected as a director of Pure. There are no family relationships between Mr. Brown and any director or executive officer of Pure, and, other than as described above, no transactions involving Mr. Brown that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ CHARLES GIANCARLO
Charles Giancarlo
Chief Executive Officer
September 13, 2019